As filed with the Securities and Exchange Commission on June 23, 2009
Registration No. 333-159998

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERGE HEALTHCARE INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7373 (Primary Standard Industrial Classification Code Number)	39-1600938 (I.R.S. Employer Identification No.)
6737 West Washington Street Milwaukee, Wisconsin 53214-5650 (414) 977-4000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Justin C. Dearborn Chief Executive Officer Merge Healthcare Incorporated 6737 West Washington Street Milwaukee, WI 53214-5650 (414) 977-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Mark A. Harris McDermott Will & Emery LLP 227 West Monroe Street Chicago, Illinois 60606-5096 (312) 984-2121	Ann Mayberry-French Vice President, General Counsel and Secretary Merge Healthcare Incorporated 6737 West Washington Street Milwaukee, WI 53214-5650 (414) 977-4000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after the effective date of this Registration Statement and completion of the transactions described in the enclosed prospectus/offer to exchange.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Stock, $0.01	4,379,611	N/A	$ 13,260,910	$ 740 (4)
(1)
Based on the maximum number of shares of Merge Healthcare Incorporated (“Merge Healthcare”) common stock to be issued in connection with the Merger Agreement described in the Form S-4 filed by the registrant on June 16, 2009, registration number 159998 which this Form S-4/A amends and supplements (the “Registration Statement”), calculated by multiplying (i) the exchange ratio of 0.3448 shares of Merge Healthcare Common Stock for each share of etrials Worldwide, Inc. (“etrials”) common stock and (ii) 12,701,889, the estimated maximum aggregate number of shares of etrials common stock that could be exchanged for shares of Merge Healthcare Common Stock pursuant to the merger described in the Registration Statement, including shares of etrials common stock issuable upon lapse of restrictions on outstanding restricted stock awards and exercise of all outstanding stock option awards.

(2)
Estimated solely for the purposes of calculating the registration fee, and calculated pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is equal to the market value of shares of etrials common stock less the total cash consideration expected to be paid in the merger by Merge Healthcare, calculated as follows: (i) (x) $1.815, the average of the high and low prices per share of etrials common stock on June 10, 2009, as reported on The NASDAQ Global Market, multiplied by (y) 11,064,142, the estimated maximum aggregate number of shares of etrials common stock that could be exchanged for shares of Merge Healthcare Common Stock pursuant to the merger described in the Registration Statement, including shares of etrials common stock issuable upon lapse of restrictions on outstanding restricted stock awards, plus (ii) (x) $2.040, the average of the high and low prices per share of etrials common stock on June 22, 2009, as reported on The NASDAQ Global Market, multiplied by (y) 1,637,747, the estimated maximum aggregate number of shares of etrials common stock that could be exchanged for shares of Merge Healthcare Common Stock pursuant to the merger described in the Registration Statement, including shares of etrials common stock issuable upon the exercise of outstanding option awards, less (iii) $10,161,511, the estimated cash consideration expected to be paid in the merger by Merge Healthcare.

(3)	Equal to $55.80 per $1,000,000 of the proposed aggregate offering price.
(4)	Previously paid. An amount of $1,121 was paid by registrant in conjunction with the filing of the Registration Statement and Schedule TO with the Securities and Exchange Commission on June 16, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 1 is being filed for the purposes of (i) increasing the number of shares of Merge Healthcare Common Stock to be registered, and (ii) adding new Exhibits 5.2 and 99.6.

The Exhibit Index is amended and supplemented by adding the following text in the appropriate places:

“5.2*	Opinion of McDermott Will & Emery LLP regarding the legality of the securities being registered.
99.6
Joint News Release issued by Merge Healthcare and etrials, dated June 16, 2009, announcing the commencement of the exchange offer (incorporated by reference to Exhibit 99.1 to Merge Healthcare’s Current Report on Form 8-K filed on June 16, 2009).”

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Milwaukee, Wisconsin on June 23, 2009.

MERGE HEALTHCARE INCORPORATED

By	/s/ Justin Dearborn
Name:	Justin Dearborn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Justin Dearborn, as Attorney-In-Fact	Chairman	June 23, 2009
Michael W. Ferro

/s/ Justin C. Dearborn	Director and Chief Executive Officer	June 23, 2009
Justin C. Dearborn

/s/ Justin Dearborn, as Attorney-In-Fact	Director	June 23, 2009
Dennis Brown

/s/ Justin Dearborn, as Attorney-In-Fact	Director	June 23, 2009
Gregg G. Hartemayer

/s/ Justin Dearborn, as Attorney-In-Fact	Director	June 23, 2009
Richard A. Reck

/s/ Justin Dearborn, as Attorney-In-Fact	Director	June 23, 2009
Neele E. Stearns, Jr.

/s/ Justin Dearborn, as Attorney-In-Fact	Director	June 23, 2009
Neele E. Stearns, Jr.

/s/ Justin Dearborn, as Attorney-In-Fact	Chief Financial Officer	June 23, 2009
Steven M. Oreskovich	(principal accounting officer)
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